UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2012

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

CoStar Group, Inc. (“CoStar”) and LoopNet, Inc. (“LoopNet”) announced that they have reached agreement on a mutually acceptable consent order with the staff of the Federal Trade Commission (“FTC”). The consent order is subject to review and approval by the Commissioners of the FTC and if approved by the Commissioners, it would clear the way for the merger of CoStar and LoopNet that was previously announced on April 27, 2011. The companies are not providing details of the consent order pending this Commission review and approval. CoStar believes the proposed consent order will not affect its ability to realize the material benefits of the merger. CoStar and LoopNet hope to be able to complete the merger by April 30, 2012.  Completion of the merger remains subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, which would occur upon the approval by the FTC Commissioners, and other customary closing conditions.

Cautionary Statements Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar’s financial expectations, the timing of the merger, the companies’ plans, objectives, expectations and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and LoopNet and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the combination of CoStar and LoopNet does not result in or create the anticipated benefits for CoStar; the possibility that the FTC Commissioners do not approve the consent order that would allow the merger with LoopNet to close in a timely manner or at all; the possibility that the FTC will request additional extensions to the waiting period imposed by the HSR Act; the possibility that the merger does not close when expected or at all for reasons including, but not limited to, the failure to obtain governmental clearances or approvals; the possibility that conditions, divestitures or changes relating to the operations or assets of LoopNet and CoStar will be required to obtain governmental clearances or approvals; the risk that expected cost savings or other synergies from the merger may not be fully realized or may take longer to realize than expected; the risk that the businesses of LoopNet and CoStar may not be combined successfully or in a timely and cost-efficient manner; the risk that business disruption relating to the merger may be greater than expected; the risk that the negotiated credit facilities will not be available to pay a portion of the LoopNet merger consideration and transaction costs; failure to obtain any required financing on favorable terms; and the risk that the net proceeds of the June 2011 equity offering will not be used to fund cash consideration for the LoopNet acquisition. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2011, and LoopNet’s Annual Report on Form 10-K for the year ended December 31, 2011, each filed with the SEC, including in the “Risk Factors” section of each of these filings, and each company’s other filings with the SEC available at the SEC’s website (www.sec.gov). Neither CoStar nor LoopNet undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information.

In connection with the proposed acquisition of LoopNet, CoStar filed with the SEC, and the SEC declared effective, a Registration Statement on Form S-4 that included a preliminary proxy statement of LoopNet that also constituted a preliminary prospectus of CoStar. On June 7, 2011, CoStar filed a final prospectus and LoopNet filed a definitive proxy statement and LoopNet began mailing the proxy statement/prospectus to LoopNet stockholders, who approved the proposed transaction on July 11, 2011.  Investors and security holders are encouraged to read these materials as well as any other relevant documents filed with the SEC regarding the proposed transaction, because they contain important information regarding the proposed transaction. Copies of all documents filed with the SEC regarding the proposed transaction, including the proxy statement/prospectus, may be obtained free of charge at the SEC’s website, www.sec.gov. Copies of the proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, from CoStar’s website, www.costar.com/Investors.aspxunder the tab “SEC Filings” or from LoopNet’s website, investor.loopnet.com, under the tab “Investor Relations.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: April 17, 2012	/s/ Brian J. Radecki

Name: Brian J. Radecki
Title: Chief Financial Officer